Exhibit 99.1

Motorola Solutions Reports Preliminary Fiscal 2014

First Quarter Results

SCHAUMBURG, Ill. – April 15, 2014 – Motorola Solutions, Inc. (NYSE: MSI) today announced preliminary financial results for its first quarter 2014. Sales results were below the company’s previous revenue outlook, primarily due to softer demand in the North America Government business along with lower than anticipated Enterprise sales. Non-GAAP earnings per share were within the range of the company’s previous earnings outlook. First quarter sales are expected to be approximately $1.8 billion, down approximately 9 percent from the first quarter of 2013. Full-year total company 2014 sales are now expected to decline low single digits while operating margins are expected to be comparable to previous guidance. This full-year sales outlook assumes Enterprise growth and a low- to mid-single digit decline for the combined Government and iDEN business. The company will provide full earnings results on its call, now scheduled for May 1.

GAAP operating earnings in the first quarter of 2014 are expected to be $170 million or 9.4 percent of sales. GAAP earnings per share are expected to be $0.49.

Non-GAAP* operating earnings in the first quarter are expected to be $212 million or 11.8 percent of sales. Non-GAAP earnings per share for the quarter are expected to be $0.50, within the company’s previous guidance.

Greg Brown, chairman and CEO of Motorola Solutions, said: “Revenues in the quarter did not meet our expectations due primarily to lower than expected volumes in our North America Government business in addition to a push out of certain Enterprise orders late in the quarter. While revenues were less than anticipated in the first quarter, we remain confident that we are well positioned for long-term profitable growth based on our strong pipeline position. We remain committed to our value creation strategy for our shareholders, which combines profitable growth with significant and consistent capital return programs.”

In a separate press release issued today, Motorola Solutions announced the sale of its Enterprise business to Zebra Technologies for $3.45 billion. The release can be found on the company’s website at www.motorolasolutions.com/investor.

Transaction Conference Call and Webcast

Investors are invited to listen to a live webcast of the Motorola Solutions conference call discussing the announced pending transaction between Motorola Solutions and Zebra. The conference call will be held at 8:30 a.m. U.S. Eastern Daylight Time today. To listen to the call, visit the company’s website at www.motorolasolutions.com/investor.

First Quarter Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 8 a.m. U.S. Eastern Daylight Time on Thursday, May 1. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included Non-GAAP measurements of results. We have provided these Non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The Non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of Non-GAAP measurements by using GAAP measures in conjunction with the Non-GAAP measurements. As a result, investors should consider these Non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

*Non-GAAP financial information excludes from GAAP results the effects of share-based compensation expense, intangible assets amortization expense and highlighted items.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its Non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its Non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the Non-GAAP measurements to the corresponding GAAP measurements can be found at the company’s website at www.motorolasolutions.com/investor.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ expected results for the first quarter of 2014 and financial outlook for the full year of 2014, statements regarding the proposed transaction to sell the Enterprise business to Zebra technologies, and the return of capital to shareholders. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 21 in Item 1A of Motorola Solutions, Inc.’s 2013 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the satisfaction of the conditions to closing (including receipt of regulatory approvals) of the transaction to sell the Enterprise business to Zebra Technologies; (2) the expected timeline for completing such transaction; (3) the ability of Motorola Solutions to return proceeds of the transaction to its shareholders and the timing thereof; (4) the economic outlook for the government and enterprise communications industries; (5) the level of demand for the company’s products, particularly if businesses and governments defer or cancel purchases in response to tighter credit or as a result of the pending transaction to sell the Enterprise business to Zebra Technologies; (6) the company’s ability to introduce new products and technologies in a timely manner; (7) negative impact on the company’s business from global economic conditions, including sequestration in the United States, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (8) the impact of foreign currency fluctuations on the company when competing for business in foreign markets; (9) the outcome of currently ongoing and future tax matters; (10) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions; (11) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (12) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the sale of the Enterprise business and those that may occur in the future; (13) risks related to the company’s manufacturing and business operations in foreign countries; (14) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (15) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (16) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (17) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (18) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (19) the impact of the percentage of cash and cash equivalents held outside of the United States; (20) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (21) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (22) the impact of changes in governmental policies, laws or regulations; (23) negative consequences from the company’s outsourcing of various activities, including certain business operations, information technology and administrative functions; and (24) the impact of our multi-year phased upgrade and consolidation of our enterprise resource planning systems into a single global platform. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication solutions and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2014 Motorola Solutions, Inc. All rights reserved.

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2014

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$5	$1	$4	$0.02
Share-based compensation expense	Cost of sales, SG&A and R&D	36	11	25	0.10
Reorganization of business charges	Cost of sales and Other charges	22	6	16	0.06
Gain on sale of building and land	Other charges	(21)	(8)	(13)	(0.05)
Recognition of previously unrecognized income tax benefits	Income tax expense	—	30	(30)	(0.12)

Total impact on Net earnings		$42	$40	$2	$0.01

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2014

Net sales	$1,801
Operating earnings (“OE”)	$170

Above-OE non-GAAP adjustments:
Share-based compensation expense	36
Reorganization of business charges	22
Intangibles amortization expense	5
Gain on sale of building and land	(21)

Total above-OE non-GAAP adjustments	42

Operating earnings after non-GAAP adjustments	$212

Operating earnings as a percentage of net sales—GAAP	9.4%
Operating earnings as a percentage of net sales—after non-GAAP adjustments	11.8%